23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File No. 333-51264) of our report dated March 28, 2006, except for Note 2, as to which the date is September 15, 2006, on our audits of the financial statements of Pacific CMA, Inc. as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BKD, LLP

Indianapolis, Indiana
April 2, 2007